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                                                                   EXHIBIT 32.1


                     APACHE OFFSHORE INVESTMENT PARTNERSHIP

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                           AND CHIEF FINANCIAL OFFICER



         I, G. Steven Farris, certify that the Annual Report of Apache Offshore Investment Partnership on Form 10-K for the year ended December 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. ss.78m or ss.78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Apache Offshore Investment Partnership.



/s/ G. Steven Farris
-------------------------------------------
By:      G. Steven Farris
Title:   President, Chief Executive Officer
         and Chief Operating Officer of
         Apache Corporation, Managing Partner



         I, Roger B. Plank, certify that the Annual Report of Apache Offshore Investment Partnership on Form 10-K for the year ended December 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. ss.78m or ss.78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Apache Offshore Investment Partnership.



/s/ Roger B. Plank
-------------------------------------------
By:      Roger B. Plank
Title:   Executive Vice President
         and Chief Financial Officer of
         Apache Corporation, Managing Partner